Exhibt 10.58


                              EMPLOYMENT AGREEMENT

         AGREEMENT, dated as of _________, 1997, between Interferon Sciences, Inc., a Delaware corporation with principal executive offices at 783 Jersey Avenue, New Brunswick, New Jersey 08901 (the "Company"), and ____________, residing at _________________ ______________ ("Employee").


                               W I T N E S S E T H

         WHEREAS, the Company desires to employ Employee upon the terms and subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants, and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

         Section 1.        Employment.

         The Company hereby agrees to continue to employ Employee, and Employee hereby agrees to continue to serve the Company, all upon the terms and subject to the conditions set forth in this Agreement.

         Section 2.        Capacity and Duties.

         Employee shall be employed by the Company in the capacity of _________________and shall have the duties, responsibilities, and authorities normally performed by a person with such position and such other duties, responsibilities, and authorities as are assigned to him by the Board of Directors or the Chief Executive Officer of the Company. Employee shall devote substantially all of his business time and attention to promote and advance the business of the Company.

         Section 3.        Compensation.

         During the period that Employee is employed by the Company hereunder, subject to all the terms and conditions of this Agreement and as compensation for all services to be rendered and covenants to be performed by Employee under this Agreement, the Company shall pay to or provide Employee with such salary, bonus, and other benefits as the Company may determine, including an award on the date hereof by the Company to Employee under the Interferon Sciences, Inc. Stock Bonus Plan.

         Section 4.        Non-Competition.

                  Employee agrees that he will not during the period he is employed by the Company under this Agreement or otherwise and for a period of one year thereafter, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, during the period Employee is employed by the Company under this Agreement or otherwise, directly or indirectly competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 4 will not be deemed breached merely because Employee owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

         Section 5.        Patents.

                  Any interest in patents, patent applications, inventions, copyrights, developments, and processes (the "Inventions") which Employee now or hereafter during the period he is employed by the Company under this Agreement or otherwise may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to the Inventions free and clear of all liens, charges, and encumbrances.

         Section 6.        Confidential Information.

                  All confidential information which Employee may now possess, may obtain during or after the period he is employed by the Company under this Agreement or otherwise, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Company or of any its customers or suppliers shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the period he is employed by the Company under this Agreement or otherwise in the business and for the benefit of the Company, in each case without prior written permission of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.


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         Section 7.        Termination.

         Employee's employment hereunder may be terminated, without any breach of this Agreement, by the Company or Employee at any time for any cause or without cause.

         Section 8.        Compensation Upon Termination.

         If Employee's employment with the Company shall terminate, the Company shall pay Employee his then salary through the date of termination and the Company shall have no further obligations to Employee under this Agreement.

         Section 9.        Successors; Binding Agreement.

         Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees, and shall be binding upon and inure to the benefit of the Company and its successors.

         Section 10.       No Third Party Beneficiaries.

         This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 9).

         Section 11.       Representations and Warranties of Employee.

         Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

         Section 12.       Modification.

         This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         Section 13.       Notices.

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         Section 14.       Waiver.

         Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.


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         Section 15.       Headings.

                  The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         Section 16.       Counterparts; Governing Law.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of laws.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                  Interferon Sciences, Inc.


                                                  By:
                                                      -------------------------


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